UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 10, 2015

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On December 8, 2015, Yum! Brands, Inc. (“Yum”) executed a credit agreement providing for an unsecured term loan facility (the “Short-Term Credit Facility”) in an amount up to $1.50 billion. Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. arranged the Short-Term Credit Facility and Goldman Sachs Bank USA will serve as Administrative Agent for the Short-Term Credit Facility.

Under the terms of the Short-Term Credit Facility, Yum may borrow up to the full amount of the facility in up to three draws. The interest rate for most borrowings under the Short-Term Credit Facility ranges from 1.00% to 1.75% over the London interbank offered rate for specified interest periods based upon the credit rating for Yum’s senior revolving credit facility, with an expected initial margin of 1.25%. Interest on any outstanding borrowings under the Short-Term Credit Facility is payable at least quarterly. The Short-Term Credit Facility matures on June 8, 2016, with an option for Yum to extend maturity for an additional three months.

The Short-Term Credit Facility is unconditionally guaranteed by Yum’s principal domestic subsidiaries and contains financial covenants relating to the maintenance of leverage and fixed charge coverage ratios. The documentation for the Short-Term Credit Facility also contains affirmative and negative covenants including, among other things, limitations on certain additional liens and subsidiary indebtedness, and customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control, certain material ERISA events and cross-acceleration in respect of other material debt agreements.

The representations and warranties, covenants and events of default governing the Short-Term Credit Facility, including the covenants and events of default and described above, are substantially the same as the corresponding provisions governing Yum’s existing revolving credit facility. The Short-Term Credit Facility will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 26, 2015.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information described above under “Section 1 - Registrant's Business and Operations - Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Section 8 - Other Events

Item 8.01    Other Events

On December 8, 2015, the Company’s board of directors approved a new authorization to repurchase $1 billion of the Company's common shares. The repurchases under this authorization will constitute a portion of the $6.2 billion of capital that the Company has previously announced it intends to return to shareholders prior to the planned completion of the separation of its China business. The shares will be repurchased from time to time through December 31, 2016 in the open market or in privately negotiated transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	December 10, 2015	/s/ Scott A. Catlett
Vice President and Deputy
General Counsel